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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated July 1, 2003, except for Note K, as to which the date is July 21, 2003, accompanying the financial statements of BIOMEC Cardiovascular, Inc. contained in the Registration Statement on Form S-4 of Medamicus, Inc. (No. 333-108404). We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the captions "Experts" and "Selected Financial Data of BIOMEC and BCI."

                      /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
September 11, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS